This Proxy and the form of Proxy will be sent to the Shareholders commencing approximately

                           SEPTEMBER 30, 1998

                    GYRODYNE COMPANY OF AMERICA, INC.
                         7 FLOWERFIELD, SUITE 28
                       ST.  JAMES, NEW YORK 11780


                        NOTICE OF ANNUAL MEETING
                             OF SHAREHOLDERS

                            OCTOBER 30, 1998

TO THE SHAREHOLDERS OF GYRODYNE COMPANY OF AMERICA, INC.

NOTICE IS HEREBY GIVEN, pursuant to the Bylaws, that the Annual Meeting of the Shareholders of Gyrodyne Company of America, Inc. (the "Company"), will be held at the Company's Flowerfield Complex, St. James, New York, on Friday, October 30, 1998 at 11:30 o'clock in the forenoon for the following purposes:

1. To elect three (3) Directors to serve for a term of three years, and until their successors shall be elected and shall qualify; and

2. To ratify engagement of Holtz Rubenstein & Co., LLP, independent accountants as auditors of the Company and its subsidiaries for the Fiscal Year ending April 30, 1999, and

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

By order of the Board of Directors, only Shareholders of Record at the close of business September 19, 1998 are entitled to notice of and to vote at said Meeting, or any adjournment thereof.

We enclose in this mailing the Notice of 1998 Annual Meeting of Shareholders, Proxy Statement and Proxy.

By Order of the Board of Directors

Peter Pitsiokos, Secretary

September 30, 1998

                         YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED,
WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS. FOR IDENTIFICATION PURPOSES, "STREET NAME" SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                                  IN GENERAL

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF GYRODYNE COMPANY OF AMERICA, INC. (HEREINAFTER CALLED THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 30, 1998 AT THE FLOWERFIELD RECEPTION CENTER, ST. JAMES, NEW YORK 11780 AND AT ANY AND ALL ADJOURNMENTS THEREOF. A shareholder giving a Proxy has the right to revoke it at any time prior to its use. If a shareholder specifies how the Proxy is to be voted with respect to any of the proposals for which a choice is provided, the Proxy will be voted in accordance with such specifications.
If a shareholder fails to so specify with respect to such proposals, the Proxy will be voted "FOR" proposals 1 and 2.

The cost of preparing, assembling, and mailing the Proxy material will be borne by the Company. In addition to solicitation by mail, Officers, Directors, and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies by telephone, by fax or in person. The Company is also supplying brokers, dealers, banks and voting trustees, or their nominees, with additional copies of the Proxy solicitation material and the Company's Annual Report for the fiscal year ended April 30, 1998 for distribution to beneficial owners. Upon request, the Company will pay such record holders' reasonable expenses for completing the mailing.

                                    VOTING

Only holders of Common Stock of record at the close of business on September 19, 1998 are entitled to vote at the Meeting. Shareholders do not have cumulative voting rights in the election of Directors. Each share of Common Stock is entitled to one vote. A majority of the shares present can elect all the Directors. As of September 19, 1998 there were issued and outstanding 1,061,992 shares of the Common Stock of the Company.

                            PRINCIPAL SHAREHOLDERS

The following table sets forth as of September 19, 1998 those persons known by the Company to be Beneficial Owners of more than 5% of the Company's Common Stock $1 PV, its only equity security.


                                                TYPE OF            NUMBER OF SHARES OWNED          PERCENT OF CLASS
            NAME AND ADDRESS                   OWNERSHIP
Gyrodyne Company of America, Inc.
St. James, NY 11780(A)                         Beneficial                 78,346                         7.38

Catherine Papadakos
Village of the Green
2481 Oakleaf Lane                              Beneficial                116,639                        10.98
Unit C
Clearwater, FL 34623

Peter P. Papadakos
PO Box 3838                                    Beneficial                 95,530                         9.00
Reno, NV 89505



(A) As the Company has the authority to direct the Chase Manhattan Bank & Trust Co., the Trustee of the Gyrodyne Pension Plan, to vote the securities of the Company held by the Pension Fund, Gyrodyne Company of America, Inc. has been listed above as the beneficial owner of the 78,346 shares held by the Chase Manhattan Bank and Trust Co. as Trustee for the Gyrodyne Pension Fund. The Board of Directors intends to instruct the trustees of the Pension Fund to vote "FOR" all of the proposals set forth in this Proxy statement.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

The By-Laws of the Company provide that there shall be not less than three
(3), nor more than nineteen (19) directors. The number of directors of the Company is presently fixed by resolution of the Board of Directors at nine
(9). There are three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Upon the expiration of the term of office for a class of directors, the nominees for that class are elected for a three (3) year term to serve until the election and qualification of their successors. Each properly executed Proxy received will be voted for the election of the three (3) nominees named below as directors to serve until the designated Annual Meeting of Shareholders shown below or until their respective successors shall be elected and shall qualify. Each of the nominees has consented to be named as a nominee in the Proxy Statement and to serve as a director if elected.


Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed Proxy will vote for the election of a nominee designated by the Board.


The following table, prepared from records of the Company and from information furnished to it, sets forth, as of September 19, 1998, the name, age and positions with the Company of each nominee for director of the Company. The principal occupation of each nominee for director during at least the past five years is shown in the last column of the table.

NOMINEES FOR DIRECTOR (TERM TO EXPIRE AT 2001 SHAREHOLDER MEETING)


NAME AND POSITIONS WITH                   AGE           FIRST BECAME A          PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
THE COMPANY                                                DIRECTOR
ROBERT F. FRIEMANN (A)                    50                  -                  PARTNER OF ALBRECHT, VIGGIANO, ZURECK
                                                                                  & COMPANY, P.C. (ACCOUNTANTS)

STEPHEN V. MARONEY, DIRECTOR (B)          56                 1996                FORMER PRESIDENT OF EXTEBANK

PHILIP F. PALMEDO, DIRECTOR (C)           64                 1996                CHAIRMAN OF INTERNATIONAL RESOURCES GROUP,
                                                                                  FORMER PRESIDENT OF LONG ISLAND
                                                                                  RESEARCH INSTITUTE


(A) REPLACES RETIRING DIRECTOR JOSEPH L. DORN.
(B) MEMBER OF AUDIT COMMITTEE, MEMBER OF EXECUTIVE COMMITTEE.
(C) CHAIRMAN OF EXECUTIVE COMPENSATION COMMITTEE, MEMBER OF EXECUTIVE
    COMMITTEE.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR.

      BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES

The following table sets forth as of September 19, 1998 the outstanding voting securities beneficially owned by the directors, executive officers and nominee(s), and the number of shares owned by directors, executive officers and nominee(s) as a group.

Name & Positions With                                                  Shares of stock            Percentage of Common Stock
The Company                                                           Beneficially Owned                    Owned

Dimitri P. Papadakos President, CEO, Treasurer and Director               40,409(A)                         3.81%
Peter Pitsiokos, Vice President, Secretary & General Counsel               5,138(C)                          (B)
Josef Markowski Vice President, Operations                                   728                             (B)
Robert H. Beyer, Director                                                  4,612(D)                          (B)
Joseph L. Dorn, Director                                                  10,594                            1.0%
Robert F. Friemann, Nominee                                                1,548                             (B)
Nicholas T. Goudes, Director                                               6,564                             (B)
Paul L. Lamb, Director                                                     1,063(E)                          (B)
John H. Marburger III, Director                                             1695                             (B)
Stephen V. Maroney, Director                                                9043                             (B)
Philip F. Palmedo, Director                                                 5427                             (B)
Peter P. Papadakos, Director                                              95,530(F)                         9.0%(B)
All Directors and Executive
Officers as a Group Eleven (11) Persons                                  182,351                           17.17%


(A) DOES NOT INCLUDE HIS WIFE'S AND ADULT CHILDREN'S OWNERSHIP OF 37,285 SHARES IN WHICH HE DENIES ANY BENEFICIAL INTEREST.
(B) LESS THAN 1%.
(C) DOES NOT INCLUDE HIS WIFE'S AND MINOR CHILDREN'S OWNERSHIP OF 447 SHARES IN WHICH HE DENIES ANY BENEFICIAL INTEREST.
(D) DOES NOT INCLUDE HIS WIFE'S OWNERSHIP OF 1,638 SHARES IN WHICH HE DENIES ANY BENEFICIAL INTEREST.
(E) MR. LAMB IS A TRUSTEE OF THE CAHN, WISHOD & LAMB, LLP 401(K) PROFIT SHARING PLAN WHICH OWNS 6, 294 SHARES OF COMPANY STOCK. IN ADDITION, 535 SHARES OF COMPANY STOCK ARE HELD BY CAHN, WISHOD & LAMB, LLP WHICH THE
COMPANY UNDERSTANDS WILL BE CONTRIBUTED TO THE CAHN, WISHOD & LAMB, LLP 401(K) PROFIT SHARING PLAN ON OR BEFORE APRIL 15, 1999.
(F) DOES NOT INCLUDE HIS WIFE'S OWNERSHIP OF 14 SHARES IN WHICH HE DENIES ANY BENEFICIAL INTEREST.

                             DIRECTOR COMPENSATION

Effective July 13, 1996 the Directors annual fee was increased to $7,500 per year plus attendance fees of one thousand dollars ($1,000.00) for each meeting of the Board of Directors and five hundred dollars ($500.00) for each committee meeting. All compensation was paid in stock. The Directors are
also reimbursed for travel and Company business related expenses.   Directors
who are also employees of the Company do not receive any additional compensation for their service as Directors. During Fiscal Year 1998, Director Stephen V. Maroney was paid additional compensation of $79,999.92 in his capacity as Director of Real Estate Development. There was no additional compensation paid by the Company to any other Director for Fiscal Years 1997 or 1998.

                   BOARD MEETINGS, COMMITTEES AND MEMBERSHIP

There were six (6) Board of Directors meetings held during Fiscal Year 1998 (May 1, 1997 through April 30, 1998). Only Director Joseph L. Dorn attended less than 75% of the aggregate number of meetings of the Board of Directors of the Company. No other Director attended less than seventy five percent (75%) of the aggregate number of meetings of the Board of Directors of the Company. In July, 1996, the Board of Directors restructured its existing Compensation and Incentive (Stock Option) Committees and established three additional committees. The committees consist of an Audit Committee, Executive Committee, Executive Compensation Committee, a Nominating Committee and a Stock Option Committee.

The following directors presently serve on the Audit Committee: Joseph L. Dorn, Paul L. Lamb and Stephen V. Maroney (Chairman). The primary functions of the Audit Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants' examination; review of financial statements, including auditors' opinions and management letters and reporting to the Board the Committee's recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; monitoring of internal programs to ensure compliance with laws, regulations and the Company's responsibilities for financial reporting to the public. The following Directors presently serve on the Executive Committee: John H. Marburger III, Stephen V. Maroney, Philip F. Palmedo and Dimitri P. Papadakos (Chairman). The Executive Committee has all the authority of the Board of Directors and acts between meetings of the Board and upon matters specifically delegated by the Board, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The following Directors presently serve on the Executive Compensation Committee: Robert H. Beyer, John H. Marburger III and Philip F. Palmedo (Chairman). The primary functions of the Executive Compensation Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President of the authority to approve the salaries of all other officers; and the annual review of all significant financial relationships which directors and officers have with the Company, directly or indirectly. The following Directors presently serve on the Nominating Committee: Robert H. Beyer, Nicholas T. Goudes and Dimitri P. Papadakos (Chairman). The primary functions of the Nominating Committee include recommendation to the Board with respect to nominees for election as directors and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees. The procedure for nomination of directors by security holders is set forth in Article III, Section I of the Company's By-Laws.
The following Directors presently serve on the Stock Option Committee: Joseph
L. Dorn, Peter P. Papadakos and John H. Marburger III (Chairman). The primary functions of the Stock Option Committee include the review and administration of qualified employee stock option plans for the benefit of officers and employees maintained by the Company, including the granting of options and awards with respect thereto. The Audit Committee met once during Fiscal Year 1998. The Executive Committee met four (4) times in Fiscal Year 1998. The Executive Compensation Committee met once during Fiscal Year 1998. The Nominating Committee met once during Fiscal Year 1998. The Stock Option Committee met once in Fiscal Year 1998.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

A review of all Forms 3 and 4 filed with the Company indicates that none of the executive officers or directors were late in filing any required Forms 3 or Forms 4 with the Securities and Exchange Commission for fiscal year 1998. A review of prior year filings indicates that no 10% holder of Gyrodyne Common Stock $1 P.V. failed to file timely reports.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The goal of the Company's Executive Compensation Committee is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time, motivating and retaining key employees. The primary components of compensation, base salary and stock option awards, in combination, are designed to accomplish this goal.

Land and property management constitute the major portion of the Company's business activities. The potential for contractual aerospace royalties remains intact for the future. With that in mind, the Committee evaluates management primarily based on the former, but is also mindful of the specific knowledge and expertise required to negotiate and administer existing and emerging aerospace opportunities.

Comparisons of the Company's compensation levels with those of similar land management and property rental organizations are extremely limited and primarily based on estimates since most are privately owned and not required to make public disclosures. In light of these estimations, it is the Committee's opinion that the Company's level of overall compensation is competitive and considered to be in the low to mid range on a comparative basis. Additionally, because of the scarcity of general compensation data and in an effort to create a system of checks and balances, the Board of Directors established a separate Stock Option Committee to work in concert with the Executive Compensation Committee.

It is the position of both these Committees that management's performance can best be evaluated based on its ability to formulate, oversee and administer corporate strategy, which itself is the product of Board action and direction. For the foreseeable future, that strategy is to focus primarily on continued progress in the real estate operation, principally the development of Flowerfield.

In establishing the compensation for Mr. Papadakos, the Committee observes the policy set forth above for Executive Officers. No specific weighting is applied to the various factors in determining the Chief Executive Officer's compensation.

                                    Respectfully submitted,
                                    Philip F. Palmedo, Chairman
                                    John H. Marburger III
                                    Robert H. Beyer

       EMPLOYMENT CONTRACTS, OTHER COMPENSATION AND CERTAIN TRANSACTIONS

In 1997, the Company adopted the Non-Employee Director's Compensation Plan (the "Compensation Plan"). The Compensation Plan allows outside Directors to elect to receive all of their annual Director's fees and meeting fees in shares of the Company's Common Stock. The Compensation Plan is administered by the Non-Employee Director's Compensation Plan Committee. The following individuals, who are not eligible to participate in the Compensation Plan, serve on the Committee: Dimitri P. Papadakos, Chairman, Frank D'Alessandro, Peter Pitsiokos. The Committee did not meet in Fiscal Year 1998.

During the fiscal year ended April 30, 1998 two Directors or Officers received remuneration in excess of $100,000 in such capacity.


                          SUMMARY COMPENSATION TABLE


      ANNUAL COMPENSATION                                                  Long Term Compensation
Name and Position       Year      Salary       Bonus        Other        Restricted      Securities        LTIP         All
                                    ($)         ($)        Annual          stock         Underlying       Payout       Other
                                                         Compensation      award        Options/LSARs      ($)      Compensation
                                                             ($)            ($)
Dimitri P. Papadakos    1998      123,312        0        60,239(A)          0             23,350           0            0
President & CEO         1997      118,379        0          (A)              0                0             0            0
Stephen V. Maroney      1998       80,000        0        60,500(B)          0              4,250           0            0
Dir. of Real
Estate Devlp.           1997       72,308        0        43,255(B)          0              3,750           0            0


(A) The Registrant has concluded that aggregate amounts of personal benefits to any of the current executives does not exceed the lesser of $50,000 or 10% of compensation and bonuses reported above for the named executive officers, and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits. The 1998 "Other Annual Compensation" for Dimitri P. Papadakos represents the difference between the fair market value and the option price on the date of grant for 7,157 shares exercised.

(B) Pursuant to his Consulting Agreement with the Company, Mr. Maroney received stock payments in lieu of cash with a fair market value of $45,000 in FY98 and $34,500 in FY97. Mr. Maroney also received shares for his services as Company Director with a fair market value of $15,500 in FY98 and $8,755 in FY97.

On July 15, 1993 effective as of June 28, 1993, the Board of Directors by its Compensation Committee entered into a restrictive five year employment contract with Dimitri P. Papadakos as President and CEO, at a salary of $110,000 per year subject to annual cost-of-living increases commencing
July 1, 1994 based on the Consumer Price Index in effect for the month of May preceding the July 1st in question for All-Urban Consumers for the New York, New York and Northeastern New Jersey Region (all items) published by the Bureau of Labor Statistics, United States Department of Labor. Based on the foregoing, effective July 1, 1998 his salary was increased to $126,478.56.
He will also be eligible for all benefits offered to other executive employees. The Company provides a $1,000,000 24-hour worldwide travel accident policy and a $250,000 group travel accident policy with his estate as beneficiary. The Company will also provide the employee with an automobile and will pay or reimburse all operating costs associated therewith. The contract also contains a provision requiring the employee not to compete with the Company during the term of the contract or for a period of two years following termination. In case of the employee's death or total incapacitation during the contract period, the contract provides for compensation to continue for the unexpired term of the employment period or any renewal period. In case of termination as a result of change in control, merger, change in make-up of Board of Directors or discharge of employee by the Company for any reason other than death, incapacitation or cause, his salary and all other ancillary benefits to which the employee is entitled, shall be paid for a period of five full years to the employee or in case of death, to his estate. Effective July 1, 1998 the Executive Compensation Committee of the Board of Directors voted to extend the contract of Dimitri
P. Papadakos for a period of one year to expire July 15, 2003.

Effective June 1, 1996 and prior to his election to the Board of Directors, the Company entered into a Consulting Agreement with Director Stephen V. Maroney. Mr. Maroney, former President of Extebank, provides financial and operational support services to the Company. As of July 1, 1998, the Consulting Agreement provides for an annual consulting fee of eighty thousand dollars ($80,000.00) and a stock award of shares under the Company's 1993 Stock Incentive Plan with a market value of forty-five thousand ($45,000.00) dollars. The Agreement is terminable upon thirty (30) days notice.

Mr. Paul Lamb, a Director, is a partner in Cahn, Wishod & Lamb, LLP, a law firm, which provides legal services to the Company. In Fiscal Year 1998, total fees paid to Cahn, Wishod & Lamb, LLP were $65,579.09. Such fees were paid 50% in cash, and the balance was paid in restricted Company stock.

                               STOCK OPTION PLAN

The Company adopted a Stock Incentive Plan to grant options to employees. Under the plan, the Company may grant stock in the form of options, incentive stock options (ISOs), non-qualified stock options with or without reload options, stock appreciation rights (SARs) or limited stock appreciation rights (LSARs), and stock awards to officers and other employees. SARs entitle an optionee to surrender unexercised stock options equal to the excess of the fair market value of the surrendered shares over the option value of such shares if the stock has appreciated greater than 50% since the date of the grant. Any shares that are available for awards that are not utilized in a given year will be available for use in subsequent years. The maximum number of shares that may be granted in Fiscal Year 1998 was 35,000 and 35,000 are available for grant in Fiscal Year 1999. Options generally vest over a three to four year period and all options not exercised expire five years from date of grant.


                                                         STOCK         STOCK
STOCK OPTIONS                                           OPTIONS       AWARDS        TOTAL
Available at April 30, 1996                             44,662         6,935        51,597
Stock grants exercised                                    -           (3,080)       (3,080)
Stock Options exercised at $9.89 per share              (1,166)         -           (1,166)
                                                        ------         -----        ------
Available at April 30, 1997                             43,496         3,855        47,351
Stock grants awarded                                      -            7,455         7,455
Stock options issued at $9.89 to $19.61 per share       45,657          -           45,657
Stock grants exercised                                    -           (5,460)       (5,460)
Stock Options exercised at $9.89 per share             (16,491)         -          (16,491)
                                                        ------         -----        ------
Available at April 30, 1998                             72,662         5,850        78,512
                                                        ======         =====        ======
Exercisable at April 30, 1998                           22,526          -           22,526
                                                        ======         =====        ======


On August 6, 1994 the Board of Directors authorized Stock Options or Awards totaling 20,000 shares to ten (10) key employees and officers. No portion of these restricted options were exercisable until August 6, 1995. As a result of the seven for four stock split on January 20, 1995, there were Options and Awards totaling 35,000 shares unexercised at April 30, 1995.

On August 26, 1995 the Board of Directors granted additional Stock Options or Awards to eleven (11) key employees and Officers totaling 25,750 shares, no portion of which could be exercised before August 26, 1996 or sold before August 26, 1997.


There were no Stock Options or Awards granted in Fiscal Year 1997.

On July 19, 1997, the Board of Directors granted Stock Options or Awards to twelve (12) key employees and officers totaling 32,000 shares, no portion of which could be exercised or sold before July 19, 1998.

                     OPTIONS/LSAR EXERCISED IN LAST FISCAL YEAR

                                       NUMBER OF            % OF TOTAL
                                     OPTIONS/LSARS         OPTIONS/LSARS        EXERCISE          EXPIRATION
             NAME                       GRANTED               GRANTED             PRICE              DATE

Dimitri P. Papadakos (CEO)              14,600                  42%              $17.256            7/19/02
Stephen V. Maroney - Director            3,600                   9%              $17.256            7/19/02


                AGGREGATED OPTION/LSAR EXERCISED IN LAST FISCAL YEAR
                            AND FY-END OPTION/LSAR VALUES

                                                                       NUMBER OF SECURITIES               VALUE OF
                                                                      UNDERLYING UNEXERCISED             UNEXERCISED
                                   SHARES                                OPTIONS/LSAR'S AT                OPTIONS AT
                                 ACQUIRED ON          VALUE               APRIL 30, 1998                    4/30/97
            NAME                  EXERCISE           REALIZED        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE

Dimitri P. Papadakos (CEO)          7,157             $60,239            9,375/28,350                    $70,781/$93,748
Stephen V. Maroney - Director        -                   -                3,750/4,250                    $32,575/$10,388


                   NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

The Company adopted a non-qualified stock option plan for all non-employee Directors of the Company in October 1996. Each non-employee Director was given initial option grants when the plan was adopted, which are exercisable in three equal annual installments commencing on the first anniversary of the grant. Each non-employee Director will also be given 1,250 option grants (annual option grants) which are granted on January 1 for calendar year 1997 through 2000. Each option is exercisable on the anniversary of the grant.

                                                  Number          Option
                                                 of Shares        Prices
Total options outstanding at April 30, 1996         -                -

Initial stock option grants                       17,500          $11.82
Annual stock option grants                         8,750          $11.80
                                                  ------
Total options outstanding at April 30, 1997       26,250

Initial stock option grants                        5,000      $11.82 - $21.01
Annual stock option grants                        12,500          $19.98
Total options exercised                           (3,750)     $11.80 - $11.82
                                                  ------

Total options outstanding at April 30, 1998       40,000      $11.80 - $21.01
                                                  ======

Shares reserved for future issuance at April 30, 1998 are comprised of the following:

Shares issuable upon exercise of stock options under the
Company's Non-Employee Director Stock Option Plan                     71,250

Shares issuable under the Company's Non-Employee
Director Stock Compensation Plan                                      34,873

Shares issuable upon excise of stock options under
the Company's stock incentive plan                                   227,412

Shares issuable under the Company's stock grant incentive plan         9,100
                                                                     -------
                                                                     342,635
                                                                     =======

           RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                            (PROPOSAL 2)

Holtz Rubenstein & Co., LLP of 125 Baylis Road, Melville, New York 11747, independent accountants, have been engaged by the Board of Directors as auditors of the Company and its subsidiaries for the current Fiscal Year, and to perform such other professional services, if any, as may be required of them. This firm has no financial interest in the Company or any connection with the Company other than as auditors and independent public accountants. The firm has been the Company's auditors since fiscal year 1990.


Representatives of Holtz Rubenstein & Co., LLP are expected to be present at the annual shareholders meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available at a designated time during the meeting to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ENGAGEMENT OF HOLTZ RUBENSTEIN & CO., LLP AS AUDITORS FOR THE CURRENT FISCAL YEAR UNDER PROPOSAL 2.


                                 OTHER MATTERS

Management does not intend to bring any other matters before the meeting and does not know of any other business that will be presented for consideration at the meeting. If any other matters properly come before the meeting or any adjournment thereof, the persons named in the enclosed Proxy will vote on such matters in accordance with their discretion and best judgment insofar as such proxies are not limited to the contrary.

                              FINANCIAL STATEMENTS

Accompanying this Proxy Statement is the Annual Report for the latest Fiscal Year ended April 30, 1998 which includes an audited Balance Sheet for the year then ended, and audited Statements of Income and Cash Flow for each of the two most recent fiscal years.

                          1998 STOCKHOLDER'S PROPOSALS

Any Shareholder's proposal intended to be presented at the 1999 Annual Meeting of Shareholders must, in accordance with Rule 14a-8 of the Proxy Rules of the Securities and Exchange Commission, be received at the Company's principal executive office on or prior to June 2, 1999, in order to be included in the Company's Proxy Statement and Form of Proxy relating to such annual meeting.